EXHIBIT 5.1

December 31, 2015

Peekay Boutiques, Inc.

901 West Main Street, Suite A

Auburn, Washington 98001

Re: Peekay Boutiques, Inc./Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special Nevada counsel to Peekay Boutiques, Inc., a Nevada corporation (the "Company"), in connection with the registration by the Company of up to 4,945,288 shares (the "Shares") of its common stock, $0.0001 par value per share (the "Common Stock") and certain Underwriter Warrants (as defined below). The Shares are to be sold by the Company under a Registration Statement on Form S-1, as may be amended from time to time (the "Registration Statement"), in accordance with the Securities Act of 1933, as amended (the "Securities Act"), as filed with the Securities and Exchange Commission (the "Commission"). Of the 4,945,288 Shares, 4,175,000 of the Shares (the "Offered Shares") are to be offered to the public, up to 626,250 of the Shares (the "Over-Allotment Shares") are subject to an over-allotment option granted to the underwrites in connection with the offering, and 144,038 Shares (the "Warrant Shares") are to be issued upon exercise of warrants granted to the underwriters in connection with the issuance of the Offered Shares and the Over-Allotment Shares (the "Underwriter Warrants").

For purposes of these opinions, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a)	Registration Statement (File No. 333-203870);

(b)	Form of Underwriting Agreement between the Company and Lake Street Capital Market, LLC as Representative of the several Underwriters ("Underwriting Agreement");

(c)	Form of Underwriter's Warrants;

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(d)	Amended and Restated Articles of Incorporation of the Company as filed with the Secretary of State of Nevada on January 23, 2015 (the "Articles");

(e)	Amended and Restated Bylaws of the Company adopted on December 31, 2014 (the "Bylaws");

(f)	A specimen certificate representing the Common Stock; and

(g)	Certain resolutions of the Board of Directors of the Company relating to the issuance of the Shares, the registration of the Shares under the Securities Act, and such other matters as relevant.

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies. We have relied upon the accuracy and completeness of the information, factual matters, representations, and warranties contained in such documents. We have also assumed that the persons identified as officers of the Company are actually serving in such capacity, that the certificates representing the Shares will be properly executed by the appropriate officers of the Company, that the certificates representing the Shares will be properly executed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, that the Registration Statement will be declared effective, that a pricing committee of the board of directors of the company will have taken all action necessary to set the sale price of the Offered Shares and the Over-Allotment Shares, that the Offered Shares and the Over-Allotment Shares will be issued in accordance with the terms of the Underwriting Agreement, and that the Warrant Shares will be issued in accordance with the terms of the Underwriter's Warrant. In our examination of documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and, other than with respect to the Company, the due authorization by all requisite action, corporate or other, the execution and delivery by all parties of the documents, and the validity and binding effect thereof on such parties.

The opinions set forth below are also subject to the further qualification that the enforcement of any agreements or instruments referenced herein and to which the Company is a party may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

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Based upon and subject to the foregoing, we are of the opinion that:

(a)	the issuance of the Offered Shares has been duly authorized and upon issuance the Offered Shares will be validly issued, fully paid, and nonassessable;

(b)	the issuance of the Over-Allotment Shares has been duly authorized and upon issuance the Over-Allotment Shares will be validly issued, fully paid, and nonassessable;

(c)	the obligation to issue the Warrant Shares under the Underwriter's Warrant is a binding obligation of the Company; and

(d)	the issuance of the Warrant Shares has been duly authorized and upon issuance the Warrant Shares will be validly issued, fully paid, and nonassessable.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention subsequent to the date the Registration Statement is declared effective.

The opinions we express herein are limited to matters involving the laws of the State of Nevada (excluding securities laws). We express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal securities laws related to the issuance and sale of the Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the reference of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ SHERMAN & HOWARD L.L.C.

SHERMAN & HOWARD L.L.C.

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